Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-3 (Nos. 333-211368, 333-220053 and 333-220054) of Invitae Corporation and the related prospectuses
(2)	Registration Statement on Form S-4 (No. 333-220447) of Invitae Corporation and the related prospectus
(3)	Registration Statement on Form S-8 (No. 333-202066) pertaining to the 2015 Stock Incentive Plan, the Employee Stock Purchase Plan, and the 2010 Stock Incentive Plan of Invitae Corporation
(4)	Registration Statement on Form S-8 (No. 333-216761) pertaining to the 2015 Stock Incentive Plan and the Employee Stock Purchase Plan of Invitae Corporation

of our report dated March 5, 2018, with respect to the consolidated financial statements of Invitae Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 5, 2018